Exhibit 10.32

PORTIONS OF INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN
EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. EXCLUDED INFORMATION IS MARKED AS [***] BELOW.
FIRST AMENDMENT
TO THE INTEGRATION, SUPPLY AND DISTRIBUTION AGREEMENT
This First Amendment to the Integration, Supply And Distribution Agreement (this “Amendment”) is entered into as of June 1, 2026, by and between Abbott Diabetes Care Inc., a Delaware corporation having a principal place of business at 1420 Harbor Bay Parkway, Alameda CA 94502 (“ADC”), and Medtronic MiniMed, Inc., a Delaware corporation with offices at 18000 Devonshire Street, Northridge, CA 91325 (“MDT”). ADC and MDT are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.
WHEREAS, ADC and MDT are parties to that certain Integration, Supply and Distribution Agreement (“Agreement”) entered into as of July 31, 2024;
WHEREAS, ADC entered into a [***] (as defined below) with [***]; and
WHEREAS, the Parties desire to amend the Agreement to, among other things, (a) address the protections for the ADC-MDT System [***], (b) address the use and ownership of ADC MDT Glucose Sensor Name Marks, (c) clarify restrictions on use of Standalone Sensors, and (d) clarify the start of the first Firm Order Period.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, do hereby agree to amend the Agreement as follows:
1.Amendments for the [***].
(a)The following new Section 6.6 is hereby added to the Agreement:
“6.6 [***]
(a)Definitions. The following definitions shall apply solely for purposes of this Section 6.6: [***]
(ii) “Affiliate” means any entity that now or hereafter, directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with another entity, but only for so long as such Control exists.
(iii) “Control” or “Controlled” when referring to an entity means having the power, direct or indirect, to direct or cause the direction of the management and policies of an entity whether by ownership, contract, or otherwise. For the avoidance of doubt, ownership of more than fifty percent (50%) of the voting securities of the subject entity shall constitute “Control.”

1

[***]
(b)MDT Sublicense. [***]
(c)Confidentiality. Notwithstanding anything in Article XIII or elsewhere in this Agreement to the contrary, the following shall apply to the terms set forth in this Section 6.6.
(i)The terms of Section 6.6 are confidential. No Party shall disclose the terms of this Section 6.6 without the other Party’s written consent (other than to its Affiliates subject to obligations of confidentiality at least as stringent as those contained herein) except:
A.to any governmental body having jurisdiction and specifically requiring such disclosure;
B.in response to a subpoena or as otherwise may be required by law;
C.in confidence, to a Party’s directors, accountants, legal counsel, tax advisors and other financial and legal advisors;
D.as required during the course of litigation and subject to a protective order; provided, however, that any production under a protective order would be protected under an “Outside Attorneys’ Eyes Only” designation prohibiting disclosure to in-house counsel or higher confidentiality designation, which higher confidentiality designation, for the avoidance of doubt, must be at least as restrictive as “Outside Attorneys’ Eyes Only”;
E.for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and any other reports or disclosures filed with the Securities and Exchange Commission or other financial regulatory authorities, or any other filings, reports or disclosures that may be required under applicable laws or regulations;
F.with obligations of confidentiality at least as stringent as those contained herein, to a counterparty in connection with a proposed merger, acquisition, financing or similar transaction; and
G.as required to enforce the terms of Section 1 of the First Amendment to this Agreement;

2

provided, however, that prior to any disclosure pursuant to paragraphs (A), (B), (C) or (D), the Party making any such disclosure shall: (x) take reasonable actions in an effort to minimize the nature and extent of such disclosure; and (y) provide at least [***] advance written notice to the other Party of such disclosure and its contents. Nothing in this provision shall impose obligations on the Parties that would be contrary to or impede compliance with their obligations under any applicable law or rule, or shall restrict the Parties, their directors, accountants, legal counsel, tax advisors, and other financial and legal advisors, from disclosing information that is already publicly known through no fault of the disclosing Party.”
(d)Exhibit A attached hereto is hereby added to the Agreement as Schedule 6.6(b).
2.Amendments for ADC MDT Glucose Sensor Name Marks
(a)The following definition is hereby added to Article I of the Agreement:
“1.10A. “ADC MDT Glucose Sensor Name Marks” means those marks set forth on Schedule 1.10A.”
(b)Exhibit B attached hereto is hereby added to the Agreement as Schedule 1.10A.
(c)The definition of “Trademarks” is hereby amended to add “all common law rights thereto and” before “goodwill”.
(d)Section 6.3(a)(License to MDT) is hereby amended to add the following after the fourth sentence:
“MDT acknowledges and agrees that the ADC Marks identified in Schedule 1.7 include Trademarks for the three-dimensional shape and appearance of ADC Sensors and ADC MDT Glucose Sensors (designated in Schedule 1.7 as “trade dress for Freestyle Libre 3 Plus” and “circle sensor trade dress,” and hereinafter referenced as the “ADC Sensor Trade Dress Marks”). MDT agrees to use the ADC Sensor Trade Dress Marks in a Trademark manner in accordance with guidelines for use provided by ADC, including clearly identifying ADC as the source when ADC Sensor Trade Dress Marks or imagery of ADC Sensors, ADC MDT Glucose Sensors, or other ADC circle sensors are used.”
(e)Section 6.3 (Trademark Licenses) is hereby amended to add the following new subsections (b) and (c) before Section 6.3(b)(Prosecution of Registrations):
“(b) License of ADC MDT Glucose Sensor Name Marks to MDT. Subject to compliance with Applicable Law and subject to, and in accordance with, the terms and conditions of this Agreement, ADC hereby grants to MDT a [***] license to use the ADC MDT Glucose Sensor Name Marks for the sole and exclusive purpose of developing the ADC-MDT System and marketing and selling the ADC-MDT System in the Launch Countries, in accordance with the Commercialization Plan. MDT may sublicense its right to use the ADC MDT Glucose Sensor Name Marks with ADC’s prior written approval. ADC shall provide MDT with copies of the ADC MDT Glucose Sensor Name Marks in an appropriate form for the uses contemplated herein. ADC shall have the right to approve the appearance, placement and manner of any use of the ADC MDT Glucose Sensor Name Marks that is inconsistent with the standards and guidelines provided by ADC or that was not previously approved by ADC, in advance of their use and to withhold approval of any such ADC MDT Glucose Sensor Name Marks uses in its

3

sole and absolute discretion. ADC shall respond to a request for approval of a proposed use [***] following receipt thereof. If ADC does not respond within the foregoing time period, MDT will provide notice of the failure to respond. If ADC does not respond to the request for approval [***] after providing the notice of failure to respond, the request will be deemed approved. MDT agrees to use the ADC MDT Glucose Sensor Name Marks solely in the form provided or approved in writing by ADC and to comply with any standards or guidelines regarding the usage or presentation of the ADC MDT Glucose Sensor Name Marks which ADC may communicate from time to time, with any revisions to be effective within a reasonable time after written notice to MDT. ADC shall retain all right, title, and interest in and to the ADC MDT Glucose Sensor Name Marks, and all goodwill derived from the use of the ADC MDT Glucose Sensor Name Marks shall inure solely to the benefit of ADC. MDT shall not acquire any Trademark rights resulting from its use of the ADC MDT Glucose Sensor Name Marks. MDT agrees that neither it nor its agents or Affiliates shall, during or after the Term of the Agreement, anywhere in the world, take any action, or assist any other party in taking any action: (i) that in ADC’s sole, good faith discretion impairs or contests or tends to impair or contest the validity of ADC’s right, title and interest in and to the ADC MDT Glucose Sensor Name Marks, including using, or filing an application to register, any word, mark, domain name, user name, hashtag, symbol or device, or any combination thereof, that is confusingly similar to or dilutes the distinctiveness of any of the ADC MDT Glucose Sensor Name Marks; or (ii) challenging the validity of any of the ADC MDT Glucose Sensor Name Marks in any court, tribunal, national trademark office, or government agency.
(c) Ownership of ADC MDT Glucose Sensor Name Marks.
(i) ADC shall be the sole and exclusive owner of all right, title and interest in and to the ADC MDT Glucose Sensor Name Marks. MDT shall and hereby does assign all existing Trademark rights globally for the ADC MDT Glucose Sensor Name Marks to ADC, provided that the Parties agree that any ADC MDT Glucose Sensor Name Marks that are the subject of any “intent-to-use” application(s) for registration with the United States Patent and Trademark Office (“USPTO”) and for which a “Statement of Use” pursuant to Section 1(d) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) (“SOU”) or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) (“AAU”) has not been filed with and accepted by the USPTO, shall not be assigned by MDT to ADC under this Assignment, until such SOU or AAU is accepted by the USPTO. For the avoidance of doubt, once a SOU or AAU is accepted by the USPTO, such ADC MDT Glucose Sensor Name Marks that are the subject of any “intent-to-use” application(s) shall be deemed automatically assigned to ADC hereunder, without any further action by either Party. At ADC’s request and expense, MDT shall promptly sign all necessary papers and do all lawful acts reasonably requisite to effect the terms of the assignments of the ADC MDT Glucose Sensor Name Marks to ADC. If an ADC MDT Glucose Sensor Name Mark is not deemed clear for use in a Launch Country, the JSC shall decide whether to forego launch in such country or pursue a different name in such country. If a new name is agreed on, such name shall be added to the Schedule 1.10A of ADC MDT Glucose Sensor Name Marks and ADC shall be the owner of all right, title and interest in and to such additional Trademark(s).

4

(ii) Without limiting the foregoing, MDT agrees to execute the assignment document attached as Schedule 6.3(c) assigning all right, title and interests MDT has in its [***] Trademarks to ADC prior to [***] of the execution of this Amendment.”
(f)Section 6.3(b)(Prosecution of Registrations) is hereby renumbered as Section 6.3(d) and amended to include “ADC MDT Glucose Sensor Name Marks” after “ADC Marks”, and the following at the end of the section:
“ADC shall be responsible, at its expense, for trademark clearance, filing, prosecution, registration, recordation of any assignments, and renewal of the ADC MDT Glucose Sensor Name Marks for the Initial Launch Countries and any additional Launch Countries approved by the JSC. If a Trademark application for the ADC MDT Glucose Sensor Name Marks is rejected by a local trademark office, the JSC shall decide whether to use such ADC MDT Glucose Sensor Name Mark in such country without a Trademark registration and take on any associated risk, or to pursue an alternative ADC MDT Glucose Sensor name. Upon termination or expiration of the Agreement, ADC shall refrain from further renewals of ADC MDT Glucose Sensor Name Marks, allowing the ADC MDT Glucose Sensor Name Marks to expire at their respective renewal due dates.”
(g)Section 6.3(c)(Trademark Notice) is hereby renumbered as Section 6.3(e) and amended to replace “The sensor housing, FreeStyle, and Libre are marks of Abbott Diabetes Care Inc. and used with permission” with “The sensor shape and appearance, Abbott, and “a” logo are marks and/or designs of the Abbott group of companies in various territories and used under license. Sensor image © 2025 Abbott.”
(h)Section 6.3(d)(License to ADC) is hereby renumbered as Section 6.3(f).
(i)Section 6.3(e)(MDT Restrictions) is hereby renumbered as Section 6.3(g) and amended to add “or ADC MDT Glucose Sensor Name Marks” after each use of “ADC Marks” , and the following at the end of the section:
[***]
(j)Section 6.3(f)(ADC Restrictions) is hereby renumbered as Section 6.3(h) and amended to add the following at the end of the section:
[***]
(k)Section 6.3(g)(Limited Rights) is hereby renumbered as Section 6.3(i) and the first sentence is amended to add “and ADC MDT Glucose Sensor Name Marks” after the first mention of “ADC Marks” and “or ADC MDT Glucose Sensor Name Marks” after the second mention of “ADC Marks”.
(l)Section 6.3(j) (Enforcement) is hereby added as follows:
“Enforcement. In the event that either ADC or MDT learns that any third party is infringing or intends to infringe the ADC MDT Glucose Sensor Name Marks or that the trademark rights of the ADC MDT Glucose Sensor Name Marks are otherwise violated or encroached upon in the Launch Countries, said Party shall immediately provide the other Party with notice of such activity. ADC shall then determine in its discretion what action, if any, to take and bear the entire cost and expense of any such enforcement action. MDT shall provide ADC with all reasonable cooperation in such enforcement

5

action at MDT’s expense. In the event that ADC elects not to take action against the infringing activity, MDT may request consent from ADC to take action, and provided ADC consents to action by MDT, MDT may take action at its sole expense provided that: (i) MDT shall keep ADC reasonably informed of the status and strategy of such enforcement and shall consult in good faith with ADC regarding strategic decisions, including but not limited to positions that have the potential to affect the validity, enforceability, scope or goodwill associated with the ADC MDT Glucose Sensor Name Marks, (ii) MDT shall not take any position, make any admission, or otherwise act in a manner that would reasonably be expected to impair, challenge, or adversely affect ADC’s ownership of, or rights in, the ADC MDT Glucose Sensor Name Marks, and (iii) MDT shall not settle, compromise, or otherwise resolve any such enforcement action without ADC’s prior written consent (not to be unreasonably withheld. Any damages or other proceeds obtained through such enforcement efforts shall be retained by the party who carried out the enforcement effort.
(m)The last sentence of Section 7.4 (c) (Co-Branding”) is hereby amended as follows: [***]
(n)Section 16.1 (ADC Indemnification of MDT) is hereby amended to renumber subsection “(v)” as “(vi)” and add a new subsection (v) as follows:
“(v) to any Claims based on the use of the ADC MDT Glucose Sensor Name Marks”
(o)Section 16.4 (Infringement Claim for ADC IP) is hereby deleted in its entirety and replaced with the following:
“(a) Subject to Sections 16.3 and 16.4(b), and except for claims subject to indemnification from MDT under Section 16.2 or Section 16.5, ADC agrees to indemnify, defend and hold harmless MDT and its Affiliates against all Losses suffered or incurred by MDT or its Affiliates arising out of or in connection with any Claim made against it by a Third Party arising out of or in connection with [***]:
(i)     [***] (the “ADC Potentially Infringing Item”), [***]; or
(ii)    [***].
If MDT is the subject of a Claim in connection with an ADC Potentially Infringing Item, MDT shall immediately notify ADC and ADC shall use Commercially Reasonable Efforts to implement any one of the following actions: (A) promptly procure for MDT and its Affiliates and customers a license to such Third Party Intellectual Property, (B) modify the ADC Potentially Infringing Item(s) to make the ADC Potentially Infringing Item(s) non-infringing with equivalent functionality, or (C) replace the ADC Potentially Infringing Item(s) with licensed material(s) with equivalent functionality and is non-infringing (an “ADC Potentially Infringing Item Resolution”). If within ninety (90) days of receipt of MDT’s notice of a Claim, ADC fails to implement an ADC Potentially Infringing Item Resolution, then either Party may terminate the Agreement; provided that any such termination will be deemed a termination for material breach of ADC’s obligations to supply ADC MDT Glucose Sensors in accordance with this Agreement. In the event ADC settles any Intellectual Property infringement Claim pending as of the Effective Date or brought against it or MDT in the future that may involve the ADC MDT Glucose Sensors, ADC shall use Commercially Reasonable Efforts to include in

6

any such settlement a license sufficient to cover ADC’s manufacture and supply of ADC MDT Glucose Sensors and MDT’s offering for sale, selling, importing, exporting and Commercialization of the ADC MDT Glucose Sensors in accordance with this Agreement. ADC’s “Proportionate Share” will be [***].
(b) Notwithstanding the foregoing, to the extent any Claims are made against ADC or MDT by a Third Party arising out of or in connection with the use of the ADC MDT Glucose Sensor Name Marks (each a “Sensor Name Mark Claim”), the Parties agree that: (i) subject to Section 16.6, ADC shall have the sole and exclusive right to control and direct the defense of such Sensor Name Mark Claim, and (ii) [***]. If, at its option and discretion, MDT participates in such Sensor Name Mark Claim pursuant to Section 16.6, it shall do so at its own cost. The Parties shall each use Commercially Reasonable Efforts to implement any one of the following actions: (A) promptly procure a license to the Third Party Intellectual Property for use of the ADC MDT Glucose Sensor Name Mark for each of ADC, MDT, their respective Affiliates and customers, (B) modify the ADC MDT Glucose Sensor Name Marks to make the same non-infringing, or (C) replace the ADC MDT Glucose Sensor Name Mark with a different Trademark that is non-infringing (a “Potentially Infringing Mark Resolution”). [***]. Within [***]after the end of each Calendar Quarter, each Party shall provide the other Party with the details of such Losses that it has incurred for such Calendar Quarter, if any. [***].”
(p)Schedule 1.7 is hereby amended to add the following ADC Mark:
“ (Abbott blue color)”
(q)Exhibit C attached hereto is hereby added to the Agreement as Schedule 6.3(c).
3.Amendments for Standalone Sensors
(a)The definition of “Stand Alone Sensor” is hereby amended and restated as follows:
“Standalone Sensor” or “Stand Alone Sensor” or “Stand-Alone Sensor” shall mean a continuous glucose monitor (regardless of whether monitoring single or multiple analytes) on body component that is not integrated with nor forms part of an integrated solution that uses an MDT Insulin Device for ongoing insulin dosing. [***]
(b)Section 7.2(c) is hereby amended to add the following at the end of the Section:
“MDT shall implement the measures set forth on Schedule 7.2(c) and any other measures set forth in the Integration Plan to minimize the use of Standalone Sensors.”
(c)Exhibit D attached hereto is hereby added to the Agreement as Schedule 7.2(c).

7

4.Amendments for First Firm Order Period
(a)The second sentence in Section 9.2(a) is hereby amended to add the following at the end of such sentence:
“, provided that the first Firm Order Period for each SKU will commence on [***] following MDT’s receipt of Regulatory Approval for the ADC-MDT System in the relevant market.”
5.No Other Amendments. Except as modified herein, all other terms of the Agreement shall remain in full force and effect.
6.Conflicts. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall govern.
7.Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.
8.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. Each Party acknowledges that an original signature or a copy thereof transmitted by facsimile or by PDF shall constitute an original signature for purposes of this Amendment.
{Signature Page Follows}

8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed below.

Abbott Diabetes Care Inc. By: /s/ Chris Scoggins Name: Chris Scoggins Title: Executive Vice President Date: June 1, 2026 | 6:41:09 PM CDT	Medtronic MiniMed, Inc. By: /s/ Que Dallara Name: Que Dallara Title: Chief Executive Officer Date: June 1, 2026 | 6:33:10 PM CDT

9

EXHIBIT A
SCHEDULE 6.6(b)
[***]
[***]

1.10 “Claims” means any and all claims, defenses, demands, causes of action, suits, choses in action, controversies, actions, judgments, liens, indebtednesses, damages, losses, attorney’s fees, expert’s fees, expenses, liabilities, and proceedings of whatever kind and character, whether known or unknown, asserted or unasserted.

1.16 “Design Rights” means registered or unregistered rights under the law of any jurisdiction, worldwide, in and to any and all aspects of the original appearance of a product, including its shape, design, configuration, color, texture, materials, packaging, ornamentation, and surface decoration. For purposes of this Agreement, Design Rights do not include trademarks, tradenames, service marks, logos or corporate names, or rights therein.

1.26 “Patents” means (i) all classes or types of patents in any country or jurisdiction, including utility patents, utility models, design patents, invention certificates, reexamination certificates, and reissue patents; (ii) all applications for all classes and types of patents in any country or jurisdiction, including provisional applications, nonprovisional applications, continuations, divisionals, and continuations-in-part; and (iii) all rights to inventions for which applications may be filed in any country or jurisdiction.

1.31 “Trade Dress” means registered or unregistered rights under the law of any jurisdiction, worldwide, in and to the overall look and feel of a product (including any packaging and its presentation in advertising and promotion) that provides an indication of its source and distinguishes it from others. For purposes of this Agreement, Trade Dress does not include trade names, brand names, logos or corporate names, or rights therein.

[***]

EXHIBIT B
SCHEDULE 1.10A
ADC MDT GLUCOSE SENSOR NAME MARKS
•INSTINCT
•INSTINCT GO

EXHIBIT C
SCHEDULE 6.3(c)
ASSIGNMENT OF TRADEMARKS
THIS ASSIGNMENT OF TRADEMARKS (this “Assignment”) is made this first day of June 2026 by and between Medtronic MiniMed, Inc., a Delaware corporation, having a place of business at 18000 Devonshire street, Northridge, CA 91325 (hereinafter referred to as “MDT” or “Assignor”), and Abbott Diabetes Care Inc., a Delaware corporation having its principal office at 1420 Harbor Bay Parkway, Alameda CA 94502 (hereinafter referred to as “ADC” or “Assignee”; each a “Party,” and together, the “Parties”).
W I T N E S S E T H:
WHEREAS, Assignor and Assignee are parties to that certain Integration, Supply and Distribution Agreement (the “ISDA”), in connection with which, among other things, Assignor desires to assign to Assignee all right, title and interest in, to and under the trademark, trademark registrations and trademark applications set forth on Annex A (collectively, the “Assigned Trademarks”), together with all goodwill associated therewith; and
WHEREAS, Assignor owns and desires to transfer all right, title and interest in, to and under the Assigned Trademarks and all goodwill associated therewith to Assignee and Assignee desires to acquire all such right, title and interest in, to and under the Assigned Trademarks and all goodwill associated therewith.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions set forth in the ISDA, Assignor and Assignee, intending to be legally bound, hereby agree as follows:
1.Assignor hereby sells, assigns, transfers, conveys and delivers unto Assignee all right, title and interest in, to and under the Assigned Trademarks, together with all goodwill associated therewith, and all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement of any of the foregoing.
2.The Parties agree that any Assigned Trademarks that are the subject of any “intent- to-use” application(s) for registration with the United States Patent and Trademark Office (“USPTO”) and for which a “Statement of Use” pursuant to Section 1(d) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) (“SOU”) or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act, 15 U.S.C. § 1051 (or any successor provision) (“AAU”) has not been filed with and accepted by the USPTO, shall not be assigned by Assignor to Assignee under this Assignment, until such SOU or AAU is accepted by the USPTO. For the avoidance of doubt, once a SOU or AAU is accepted by the USPTO, such Assigned Trademarks that are the that are the subject of any “intent-to-use” application(s) shall be deemed automatically assigned to Assignee hereunder, without any further action by either Party.

3.Assignor hereby agrees to sign all necessary papers and do all lawful acts reasonably requisite to effect the terms of this Assignment, without further compensation, but at the expense of Assignee or its successors and assigns. Assignor hereby authorizes and requests the officials of all countries in which the Assigned Trademarks are now or in the future will be registered to issue to Assignee all of Assignor’s right, title and interest in and to the same for the sole use and enjoyment of Assignee, its successors and assigns.
4.This Assignment shall be governed by and construed in accordance with the laws of the State of New York, as set forth in Section 17.2 of the ISDA.
5.Any dispute, claim, controversy, or disagreement arising out of, relating to, or in connection with this Assignment will be addressed in accordance with Section 17.11 of the ISDA.
6.Without limiting any representation or warranty set forth in the ISDA, Assignor is not making any representations or warranties of any kind whatsoever by virtue of, and shall have no liability under, this Agreement. Nothing herein shall be deemed to supersede or otherwise modify any provision of the ISDA. To the extent of any conflict between the provisions of this Assignment and the ISDA, the provisions of the ISDA shall govern such conflict.
7.This Assignment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Assignment shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Assignment shall have no effect and neither Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be to be duly executed by their respective authorized officers as of the day and year first above written.
MEDTRONIC MINIMED, INC.
By:      /s/ Que Dallara
Name: Que Dallara
Title:    Chief Executive Officer
ABBOTT DIABETES CARE INC.
By:      /s/ Chris Scoggins
Name: Chris Scoggins
Title:    Executive Vice President

ANNEX A
[***]

EXHIBIT D
SCHEDULE 7.2(c)
ACTIONS TO AVOID USE OF STANDALONE SENSORS
Without limiting any requirements under the Integration Plan, MDT shall implement the following measures at the time of launch of the ADC-MDT System, which shall remain in effect during the Term of the Agreement:
•messaging for users indicating that the ADC-MDT Glucose Sensor is only intended to be used as part of a Designated MDT Device;
•if a MDT Connected Pen or a MDT Infusion Pump does not connect to MDT App or MDT Dosing Sub-System that uses an ADC MDT Glucose Sensor [***], then when the user next attempts to connect an ADC-MDT Glucose Sensor to the MDT App, the MDT App will present a message warning that user will not be able to connect more ADC-MDT Glucose Sensors unless the Designated MDT Device is connected;
•users shall be prevented from pairing the MDT App with any Standalone Sensors [***]; and
•The MDT App will collect information to enable quarterly KPI reporting to the JSC
(which reporting MDT shall make to the JSC on a quarterly basis) on Standalone Sensor lockouts, including insulin dosing per sensor.